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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

The Partners
Cablevision of Chicago:

  We consent to the inclusion of our report dated March 3, 1995, with respect to the balance sheets of Cablevision of Chicago as of December 31, 1993 and 1994 and the related statements of operations and partners' deficiency and cash flows for the years then ended, which report appears in the Form S-4 of Continental Cablevision and to the reference to our firm under the heading "Experts" in the prospectus.

                                                           KPMG Peat Marwick LLP

Jericho, New York

August 29, 1995